From:    Brian Manthey (news media)
414-221-4444
brian.manthey@we-energies.com

Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

Feb. 1, 2017

WEC Energy Group posts 2016 fourth-quarter and full-year results

MILWAUKEE - WEC Energy Group, Inc. (NYSE: WEC) today recorded net income based on generally accepted accounting principles (GAAP) of $194.4 million, or 61 cents per share, for the fourth quarter of 2016 compared with $179.3 million, or 57 cents per share, for the fourth quarter of 2015. WEC Energy Group was formed on June 29, 2015, when Wisconsin Energy completed the acquisition of Integrys.

Fourth-quarter 2015 earnings include acquisition costs of 5 cents per share. Excluding these costs, WEC Energy Group's adjusted earnings per share for the fourth quarter of 2015 were 62 cents per share.

For the full-year 2016, WEC Energy Group recorded net income based on GAAP of $939.0 million, or $2.96 per share, compared to $638.5 million, or $2.34 per share, for the full-year 2015.

WEC Energy Group's adjusted earnings per share, which exclude acquisition costs, increased 33 cents per share, from $2.64 for the full-year 2015 to $2.97 for the full-year 2016.

"Our 2016 results reflect the positive impact from the Integrys acquisition," said Allen Leverett, president and chief executive officer. "Along with contributing to our strong financial performance, our employees helped lead the way as the company achieved successes in customer satisfaction, safety and network reliability."

At the end of December, WEC Energy Group's utilities were serving approximately 35,000 more customers than the same time a year ago. Wisconsin utilities added about 7,000 more electric customers and 12,000 more natural gas customers in the past year. The company's natural gas utilities in Illinois, Michigan and Minnesota are serving approximately 16,000 more customers compared to a year ago.

Retail deliveries of electricity for Wisconsin Electric Power Co. and Wisconsin Public Service Corp. - excluding the iron ore mines in Michigan’s Upper Peninsula - increased 2.0 percent from 2015. Residential use of electricity was up 4.1 percent. Consumption of electricity by small commercial and industrial customers increased 2.3 percent.

Electricity use by large commercial and industrial customers - excluding the iron ore mines - was flat year over year.

On a weather-normal basis, retail deliveries of electricity - excluding the iron ore mines - increased 0.2 percent year over year.

	Net income
	(millions)
	2016 Full Year	2015 Full Year*
Legacy Wisconsin Energy (including acquisition costs)	$605.5	$538.7
Interest on acquisition financing and purchase accounting	($9.3)	($6.5)
Integrys	$342.8	$106.3
WEC Energy Group GAAP	$939.0	$638.5
Acquisition costs - pre-tax	$3.5	$107.6
Tax impact	($1.4)	($25.4)
WEC Energy Group adjusted net income	$941.1	$720.7

	Earnings per share
	2016 Full Year	2015 Full Year*
WEC Energy Group GAAP	$2.96	$2.34
Acquisition costs	$0.01	$0.30
WEC Energy Group adjusted EPS	$2.97	$2.64

Diluted average shares outstanding (millions)	316.9	272.7

*2015 full-year results include only two quarters of combined company earnings.

Consolidated revenue for the fourth quarter of 2016 totaled $1.96 billion. This compares with consolidated revenue of $1.85 billion in the fourth quarter of 2015.

	Net income
	(millions)
	2016 Q4	2015 Q4
WEC Energy Group GAAP	$194.4	$179.3
Acquisition costs - pre-tax	—	$27.8
Tax impact	—	($9.3)
WEC Energy Group adjusted net income	$194.4	$197.8

	Earnings per share
	2016 Q4	2015 Q4
WEC Energy Group GAAP	$0.61	$0.57
Acquisition costs	—	$0.05
WEC Energy Group adjusted EPS	$0.61	$0.62

Diluted average shares outstanding (millions)	316.7	317.1

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time on Wednesday, Feb. 1. The call will review 2016 fourth-quarter and full-year earnings, and will discuss the company's outlook for the future.

All interested parties, including stockholders, news media and general public, are invited to listen. The conference call may be accessed by dialing 866-439-9410 up to 15 minutes before the call begins. International callers may dial 706-643-5658. The conference ID is 49064943.

Access also may be gained through the company's website (wecenergygroup.com). Select ‘Fourth Quarter Earnings Release and Conference Call’ and then select ‘Webcast.’ In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its fourth-quarter and full-year performance. The materials will be available at 6:30 a.m. Central time on Wednesday, Feb. 1.

Replay

A replay will be available on the website and by phone after the call. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through Feb. 15, 2017. Domestic callers should dial 855-859-2056. International callers should dial 404-537-3406. The replay conference ID is 49064943.

Non-GAAP earnings measures

We have provided adjusted earnings (non-GAAP earnings) in this news press release as a complement to, and not as an alternative to, reported earnings presented in accordance with GAAP. The adjusted earnings exclude costs related to the acquisition of Integrys, which are not indicative of the company's operating performance. Therefore, we believe that the presentation of adjusted earnings is relevant and useful to investors to understand WEC Energy Group's operating performance. Management uses such measures internally to evaluate the company's performance and manage its operations.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.4 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. The company's other major subsidiary, We Power, designs, builds and owns electric generating plants.

WEC Energy Group (wecenergygroup.com), a component of the S&P 500, has approximately $30 billion of assets, 8,000 employees and 55,000 stockholders of record.

Tables follow

WEC ENERGY GROUP, INC.

CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended		Year Ended
	December 31		December 31
(in millions, except per share amounts)	2016	2015	2016	2015
Operating revenues	$1,963.0	$1,848.3	$7,472.3	$5,926.1

Operating expenses
Cost of sales	745.5	682.6	2,647.4	2,240.1
Other operation and maintenance	614.5	555.7	2,185.5	1,709.3
Depreciation and amortization	193.1	179.2	762.6	561.8
Property and revenue taxes	48.2	50.6	194.7	164.4
Total operating expenses	1,601.3	1,468.1	5,790.2	4,675.6

Operating income	361.7	380.2	1,682.1	1,250.5

Equity in earnings of transmission affiliate	38.8	25.7	146.5	96.1
Other income, net	8.2	18.7	80.8	58.9
Interest expense	102.6	107.0	402.7	331.4
Other expense	(55.6)	(62.6)	(175.4)	(176.4)

Income before income taxes	306.1	317.6	1,506.7	1,074.1
Income tax expense	111.4	137.7	566.5	433.8
Net income	194.7	179.9	940.2	640.3

Preferred stock dividends of subsidiary	0.3	0.6	1.2	1.8
Net income attributed to common shareholders	$194.4	$179.3	$939.0	$638.5

Earnings per share
Basic	$0.62	$0.57	$2.98	$2.36
Diluted	$0.61	$0.57	$2.96	$2.34

Weighted average common shares outstanding
Basic	315.6	315.7	315.6	271.1
Diluted	316.7	317.1	316.9	272.7

Dividends per share of common stock	$0.4950	$0.4600	$1.9800	$1.7400

WEC ENERGY GROUP, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)	December 31,	December 31,
(in millions, except share and per share amounts)	2016	2015
Assets
Current assets
Cash and cash equivalents	$37.5	$49.8
Accounts receivable and unbilled revenues, net of reserves of $108.0 and $113.3, respectively	1,241.7	1,028.6
Materials, supplies, and inventories	587.6	687.0
Assets held for sale	—	96.8
Prepayments	204.4	285.8
Other	97.5	58.8
Current assets	2,168.7	2,206.8

Long-term assets
Property, plant, and equipment, net of accumulated depreciation of $8,214.6 and $7,919.1, respectively	19,915.5	19,189.7
Regulatory assets	3,087.9	3,064.6
Equity investment in transmission affiliate	1,443.9	1,380.9
Goodwill	3,046.2	3,023.5
Other	461.0	489.7
Long-term assets	27,954.5	27,148.4
Total assets	$30,123.2	$29,355.2

Liabilities and Equity
Current liabilities
Short-term debt	$860.2	$1,095.0
Current portion of long-term debt	157.2	157.7
Accounts payable	861.5	815.4
Accrued payroll and benefits	163.8	169.7
Other	388.9	471.2
Current liabilities	2,431.6	2,709.0

Long-term liabilities
Long-term debt	9,158.2	9,124.1
Deferred income taxes	5,146.6	4,622.3
Deferred revenue, net	566.2	579.4
Regulatory liabilities	1,563.8	1,392.2
Environmental remediation liabilities	633.6	628.2
Pension and OPEB obligations	498.6	543.1
Other	1,164.4	1,071.7
Long-term liabilities	18,731.4	17,961.0

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,614,941 and 315,683,496 shares outstanding, respectively	3.2	3.2
Additional paid in capital	4,309.8	4,347.2
Retained earnings	4,613.9	4,299.8
Accumulated other comprehensive income	2.9	4.6
Common shareholders' equity	8,929.8	8,654.8

Preferred stock of subsidiary	30.4	30.4
Total liabilities and equity	$30,123.2	$29,355.2

WEC ENERGY GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Year Ended
	December 31
(in millions)	2016	2015
Operating activities
Net income	$940.2	$640.3
Reconciliation to cash provided by operating activities
Depreciation and amortization	762.6	583.5
Deferred income taxes and investment tax credits, net	493.8	418.7
Contributions and payments related to pension and OPEB plans	(28.7)	(121.0)
Equity income in transmission affiliate, net of distributions	(46.6)	(11.0)
Change in –
Accounts receivable and unbilled revenues	(180.7)	84.0
Materials, supplies, and inventories	100.0	(69.4)
Other current assets	103.1	(27.2)
Accounts payable	34.4	(9.3)
Other current liabilities	(20.8)	14.1
Other, net	(53.8)	(209.1)
Net cash provided by operating activities	2,103.5	1,293.6

Investing activities
Capital expenditures	(1,423.7)	(1,266.2)
Business acquisition, net of cash acquired of $156.3	—	(1,329.9)
Capital contributions to transmission affiliate	(42.3)	(8.7)
Proceeds from the sale of assets and businesses	166.3	28.9
Withdrawal of restricted cash from Rabbi trust for qualifying payments	26.6	1.4
Other, net	3.0	57.0
Net cash used in investing activities	(1,270.1)	(2,517.5)

Financing activities
Exercise of stock options	41.6	30.1
Purchase of common stock	(108.0)	(74.7)
Dividends paid on common stock	(624.9)	(455.4)
Redemption of WPS preferred stock	—	(52.7)
Issuance of long-term debt	400.0	2,150.0
Retirement of long-term debt	(306.0)	(529.6)
Change in short-term debt	(234.8)	163.0
Other, net	(13.6)	(18.9)
Net cash (used in) provided by financing activities	(845.7)	1,211.8

Net change in cash and cash equivalents	(12.3)	(12.1)
Cash and cash equivalents at beginning of year	49.8	61.9
Cash and cash equivalents at end of year	$37.5	$49.8